                                                                     EXHIBIT 3.1


                         CERTIFICATE OF INCORPORATION

                                      Of

                           PACIFIC STEEL CORPORATION

                                  -----------

     I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the corporation is

                           PACIFIC STEEL CORPORATION

     SECOND: Its registered office is to be located at 306 South State Street, in the City of Dover, in the County of Kent, in the State of Delaware. The name of its registered agent at that address is the United States Corporation Company.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the corporation shall have the following purposes, objects and powers:

               To purchase, manufacture, produce, assemble, receive, lease or in any manner acquire, hold, own, use, operate, install, maintain, service, repair, process, alter, improve, import, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles of products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

               To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

               To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

               To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

               To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and lease-holds, and any interest, estate and rights in real property, and any personal or mixed property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

               To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

               To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any type or kind.

               To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any or all of its directors, officers and employees, and for any or all of the directors, officers and employees of its subsidiaries; and to provide insurance for its benefit on the life or any of its directors, officers or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

               To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation those stocks, bonds or other obligations are held or in any manner guaranteed by this corporation, or in which this corporation is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhancement of the value of any such stock, bonds or other obligations; and while owner of any such stock, bonds or other obligations to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any stock, the principal or interest or both, of any bonds or other obligations, and the performance of any contracts.

               To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

               The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in all or any foreign countries.

               The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000) shares, all of which are without par value.

     FIFTH: The name and address of the sole incorporator are as follows:

               NAME                                  ADDRESS

       Christopher H. Benbow          70 Pine Street, New York, N.Y. 10270

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

               (1) The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the By-Laws so provide.

               (2) The Board of Directors shall have power without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all of any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

               (3) The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

     (4) In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the stockholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

     SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directors. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal, the 2nd day of November, 1983.



                                             /s/ Christopher H. Benbow
                                            -------------------------------
                                            Christopher H. Benbow

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                           PACIFIC STEEL CORPORATION

            -------------------------------------------------------

                            Pursuant to Section 242
                                    of the
                            General Corporation Law
                                    of the
                               State of Delaware

            -------------------------------------------------------


     THE UNDERSIGNED, being the President and Secretary of PACIFIC STEEL CORPORATION (the "Company"), does hereby certify as follows:

     (1) That Article FIRST of the Certificate of Incorporation of the Company is amended to read as follows:

     "FIRST: The name of the corporation is CALIFORNIA STEEL INDUSTRIES, INC."

     (2) That Article FOURTH of the Certificate of Incorporation of the Company is amended to read as follows:

     "FOURTH: The total number of shares of stock which the corporation is authorized to issue is six thousand (6,000) shares, consisting of two thousand (2,000) common shares, two thousand (2,000) Class A preferred shares and one thousand (1,000) each of Class B and Class C preferred shares, all of which are without par value. The Class A, Class B and Class C preferred shares shall be non-voting and redeemable by the Company at a time and in a manner and amount to be determined by the Board of Directors. The Class A preferred shares shall be entitled to a fixed cumulative dividend plus a percentage of the net profits of the Company, all to be determined by the board of Directors. The Class B and Class C preferred shares shall be entitled only to a fixed cumulative dividend in an amount to be determined by the Board of Directors."

                  (3) That the amendments set forth in paragraphs 1 and 2 above have been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have set my hand and the seal of the Company this 4th day of June, 1984.



                             /s/ Michael Wilkinson   [NOTARY STAMP APPEARS HERE]
                             ------------------------
                             Michael Wilkinson,
                             President and Secretary



Sworn to before me this
4th day of June 1984.


[NOTARY STAMP APPEARS HERE]

/s/ Jack P. Covernale
___________________________
Notary Public

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                       CALIFORNIA STEEL INDUSTRIES, INC.

                   ------------------------------------------

                            Pursuant to Section 242
                                    of the
                            General Corporation Law
                                    of the
                               State of Delaware

                  ------------------------------------------



     THE UNDERSIGNED, being the President and Secretary of CALIFORNIA STEEL INDUSTRIES, INC. (the "Company"), does hereby certify as follows:

     (1) That Article THIRD of the Certificate of Incorporation of the Company is amended to read as follows:

     "THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

     (1) To manufacture, produce, buy, sell, lease, trade and deal in and with iron ore and other metallic ores, coal, limestone and dolomite and other non-metallic minerals, iron, steel and all other metals and metallic compounds, and all products or articles consisting, in whole or in part, of any of the aforesaid materials or articles, and all by-products of such manufacture or of any of the aforesaid materials or articles, and materials, products or articles of every kind or description, and to render service of any kind.

     (2) To acquire, use, mortgage or otherwise encumber, sell or dispose of, real or personal property of every kind and charactor or any right or interest therein.

     (3) To acquire, use, deal in and with, to accept and grant licenses with respect to, pledge or otherwise encumber, sell or otherwise dispose of, trade names, trademarks, inventions, formulas, improvements and processes of any nature whatsoever, copyrights, patent rights and letters patent, or any interest therein, of the United States and of foreign countries.

     (4) To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of, shares of the capital stock of, or any bonds, securities or evidence of indebtedness created by any other corporation organized under the laws of the State of Delaware or any other state, country, nation or government, and while the owner thereof to exercise all the rights, powers and privileges of ownership.

     (5) To promote or to aid in any manner, financially or otherwise, any corporation or association; and for this purpose to guarantee or to become surety upon the contracts, dividends, stocks, bonds, notes and other obligations of such other corporation or association; and to do any other act or thing designed to protect, preserve, improve, or enhance the value of the stocks, bonds, or other evidence of indebtedness or securities of such other corporation.

     (6) To act in any part of the world as agent, factor, broker or representative of corporations, associations, firms and individuals, domestic or foreign.

     (7) To borrow or raise money for any of the purposes of the Corporation and, from time to time, without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired and to sell, pledge or otherwise dispose of such bonds, or other obligations, of the Corporation for its corporate purposes.

     (8) To do any and all things necessary or convenient for accomplishment of the foregoing purposes; to carry on any lawful business whatsoever which the Corporation may deem proper or convenient in connection with any of the foregoing purposes, or otherwise, or which may be calculated, directly or indirectly, to promote the interest of the Corporation or to enhance the value of its property; to have, enjoy and exercise all rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the same statutes as this Corporation."

     (2) That article FOURTH of the Certificate of Incorporation of the Company is amended to read as follows:

         "FOURTH: (1) The total authorized capital stock of the Corporation shall consist of six thousand (6,000) shares, of which two thousand (2,000) shares shall be common stock, two thousand (2,000) shares shall be Class "A" preferred stock, one thousand (1,000) shares shall be Class "B" preferred stock, and one thousand (1,000) shares shall be Class "C" preferred stock.

     (2) The common stock shall be issued without par value. The Class "A", Class "B" and Class "C" preferred stock shall each have a par value of ten thousand Dollars ($10,000) per share.

     (3) Each share of common stock shall entitle its holder to one (1) vote in the resolutions of the meetings of Shareholders of the Corporation. The Class "A", Class "B" and Class "C" preferred stock shall have no voting right. The holders of the common stock shall be entitled to pre-emptive rights to subscribe to any additional issue of common stock or any security convertible into common stock.

     (4) The Class "A", Class "B" and Class "C" preferred stock shall not be convertible into common stock, and shall be redeemable by the Corporation, in whole or in part, at the par value thereof, at such time as the Board of Directors of the Corporation may determine, but in no event prior to September 30, 1989.

     (5) The Class "A" preferred stock shall enjoy priority to the common stock in the distribution of dividends and shall be entitled to a dividend equivalent to five percent (5%) of the par value thereof per annum, on a cumulative basis, and shall thereafter be entitled to participate in the distribution of dividends at the same rate and upon the same conditions as the common stock.

     (6) The Class "B" preferred stock shall enjoy priority to the common stock in the distribution of dividends and shall be entitled to a fixed dividend equivalent to ten percent (10%) of the par value thereof per annum, on a cumulative basis. The Class "B" preferred stock shall not be entitled to further participate in the distribution of dividends beyond the said annual fixed rate.

     (7) The Class "C" preferred stock shall be entitled to such priority and such dividend as the Board of Directors of the Corporation shall determine.

     (8) Each of the Class "A" and Class "B" preferred stock shall have no priority to the other with respect to the portion of dividends in which they have priority to the common stock."

     (3) That the amendments set forth in paragraphs 1 and 2 above have been duly adopted in accordance with the provisions of section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, I have set my hand and the seal of the Company this 24th day of July, 1984.



                                                         /s/Michael Wilkinson
                                                         -----------------------
                                                         Michael Wilkinson
                                                         President and Secretary

Sworn to before me this                      [NOTARY STAMP APPEARS HERE]
24th day of July 1984.


Donna C. Reed
------------------------
Notary Public

                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                       CALIFORNIA STEEL INDUSTRIES, INC.

                     -------------------------------------

                            Pursuant to Section 242
                                    of the
                            General Corporation Law
                                    of the
                               State of Delaware

                     -------------------------------------

   THE UNDERSIGNED, being the President of California Steel Industries, Inc. (the "Company"), does hereby certify as follows:

1. that Article FOURTH of the Certificate of Incorporation of the Company is amended to read as follows:

     "FOURTH:(1) the total authorized capital stock of the Corporation shall consist of eight thousand {8,000) shares, of which two thousand (2,000) shares shall be common stock, one thousand (1,000) shares shall be class "A" preferred stock, two thousand (2,000) shares shall be class "B" preferred stock, and three thousand (3,000) shares shall be class "C" preferred stock.

             (2) The common stock shall be issued without par value. The Class "A", Class "B" and Class "C" preferred stock shall each have a par value of ten thousand Dollars ($10,000) per share.

             (3) Each share of common stock shall entitle its holder to one
             (1) vote in the resolutions of the meetings of Shareholders of the Corporation. The Class "A", Class "B" and Class "C" preferred stock shall have no voting right. The holders of the common stock shall be entitled to pre-emptive rights to subscribe to any additional issue of common stock or any security convertible into common stock.

             (4) The redemption or conversion into any other class of stock of the Class "A", Class "B" and Class "C" preferred stock may be done at such time and in such manner as prescribed by the Board of Directors of the Corporation.

               (5) The Class "A" preferred stock shall enjoy priority to the common stock in the distribution of dividends and shall be entitled to a dividend equivalent to five percent (5%) of the par value thereof per annum, on a cumulative basis, and shall thereafter be entitled to participate in the distribution of dividends at the same rate and upon the same conditions as the common stock.

               (6) The Class "B" preferred stock shall enjoy priority to the common stock in the distribution of dividends and shall be entitled to a fixed dividend equivalent to ten percent (10%) of the par value thereof per annum, on a cumulative basis. The Class "B" preferred stock shall not be entitled to further participate in the distribution of dividends beyond the said annual fixed rate.

               (7) The Class "C" preferred stock shall enjoy priority to the common stock in the distribution of dividends and shall be entitled to a dividend equivalent to ten percent (10%) of the par value thereof per annum, on a cumulative basis, and shall thereafter be entitled to participate in the distribution of dividends at the same rate and upon the same conditions as the common stock.

               (8) Each of the Class "A" Class "B" and Class "C" preferred stock shall have no priority to the other with respect to the portion of dividends in which they have priority to the common stocks."

2. That the amendments set forth in paragraph 1 above have been duly adopted in accordance with the provision of section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, I have set my hand and the seal of the Company this 31st day of Dec., 1987.

                                               /s/ Hideo Sunami
                                            -------------------------------
                                            Hideo Sunami
                                            President

Sworn to before me this
31st day of December, 1987                  [NOTARY STAMP APPEARS HERE]


/s/ Shirley J. Pippin
-------------------------
Notary Public

                                                 /s/ Paulo Burnier
                                                 -------------------------------
                                                 Paulo Burnier
                                                 Chief Financial Officer
                                                 (is duly authorized to exercise
                                                  the duties of the Secretary)



Sworn to before me this
6th day of January, 1988.


/s/ Shirley J. Pippin            [NOTARY STAMP APPEARS HERE]
--------------------------
Notary Public

                           CERTIFICATE OF OWNERSHIP
                           ------------------------
                                    MERGING
                                    -------
                          CSI TUBULAR PRODUCTS, INC.
                          --------------------------
                                     INTO
                                     ----
                       CALIFORNIA STEEL INDUSTRIES, INC.
                       ---------------------------------

                        (Pursuant to Section 253 of the
                        -------------------------------
                     Delaware Corporations Law and Section
                     -------------------------------------
                  1110 of the California Corporations Codes)
                  ------------------------------------------

               Takehiko Haga, President and Matthew Mac Fadden, Secretary of California Steel Industries, Inc., a Delaware corporation ("CSI"), certify that:

               1. CSI owns all of the outstanding shares of capital stock of CSI Tubular Products, Inc. ("CSITP"), a corporation duly incorporated on September 3, 1986 under the laws of the State of California.

               2. The following resolutions were adopted by the Unanimous Written Consent of the Board of Directors of CSI:

                      "WHEREAS, this corporation owns all of the outstanding
               shares of capital stock of CSI Tubular Products, Inc, a California corporation ("CSITP"); and

                      WHEREAS, it is deemed in the best interests of this
               corporation and its shareholders that this corporation merge CTP into itself and assume all of its liabilities and obligations; it is:

                      RESOLVED, that this corporation merge CSITP into itself as of the effective date of January 1, 1994 (the "Effective Date");

                      RESOLVED FURTHER, that this corporation assume all of the
               liabilities and obligations of CSITP; and

                      RESOLVED FURTHER, that the President and Secretary of this corporation are directed to execute and file a Certificate of Ownership pursuant to Section 253 of the Delaware Corporations Law and Section 1110 of the California Corporations Code."

               3. The following resolutions were adopted by the Unanimous Written Consent of the Board of Directors of CSITP:

                 "WHEREAS, all of the outstanding shares of capital stock of this corporation are owned by California Steel Industries, Inc., a Delaware corporation ("CSI"); and

                 WHEREAS, it is deemed in the best interests of this corporation and its shareholders that this corporation merge into CSI and that CSI assume all of this corporation's liabilities and obligations; it is:

                 RESOLVED, that this corporation merge into CSI as of the effective date of January 1, 1994 (the "Effective Date"); and

                 RESOLVED FURTHER, that upon the later of: (i) the Effective Date; or (ii) the filing of the Certificate of Ownership, the shares of capital stock of this corporation shall be completely cancelled."

         IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by its president and attested by it secretary, and its corporate seal to be affixed hereto, the 3rd day of December, A.D., 1993.


                                                /s/ Takehiko Haga
                                                -------------------------------
                                                Takehiko Haga, President

 Attest: /s/ Matthew Mac Fadden
             ------------------------------
             Matthew Mac Fadden, Secretary

 State of California      )
                          ) ss.
 County of San Bernardino )

        Be it remembered that on this 3rd day of December, A.D. 1993, personally came before me Eileen Bodhaine a notary public in and for the county and state aforesaid, Takehiko Haga, president of a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he the said Takehiko Haga as such president, duly executed the said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation and the facts stated herein are true; that the signature of the president of said corporation to the foregoing certificate is in the handwriting of the said president of said corporation, and that the seal affixed to said certificate, and attested by the secretary of said corporation, is the common or corporate seal of said corporation.

        In witness whereof, I have hereunto set my hand and seal of office the day and year aforesaid.

(Seal) [NOTARY STAMP APPEARS HERE]                 /s/ Eileen Bodhaine
                                                 ------------------------
                                                       Notary Public

                  MINUTES OF ACTION OF THE BOARD OF DIRECTORS

                                      OF

                       CALIFORNIA STEEL INDUSTRIES, INC.

                            A DELAWARE CORPORATION

             TAKEN WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT

         The actions described in these minutes of action were taken by the board of directors of the above-named corporation by unanimous written consent pursuant to a provision in the corporation's bylaws permitting such action to be taken.

         The directors hereby adopt the following recitals, resolutions, and statements:

 Merger of California Steel Industries, Inc. and CSI Tubular Products, Inc.

        WHEREAS, this corporation owns all of the outstanding shares of capital stock of CSI Tubular Products, Inc, a California corporation ("CSITP"); and

        WHEREAS, it is deemed in the best interests of this corporation and its shareholders that this corporation merge CSITP into itself and assume all of its liabilities and obligations; it is:

        RESOLVED, that this corporation merge CSITP into itself as of the effective date of January 1, 1994 (the Effective Date);

        RESOLVED FURTHER, that this corporation assume all of the labilities and obligations of CTP; and

        RESOLVED FURTHER, that the President and Secretary of this corporation are directed to execute and file a Certificate of Ownership pursuant to
        Section 253 of the Delaware Corporations Law and Section 1110 of the California Corporations Code.

         The undersigned, constituting all of the directors of the corporation, hereby adopt these minutes of action effective on and as of December 1, 1993.


/s/ Mario Pierry                                  /s/ Marcus A. Mota e Silva
--------------------------                        ----------------------------
Mario Pierry                                      Marcus A. Mota e Silva



/s/ Takehiko Haga                                 /s/ Kazuhiro Nishiyama
--------------------------                        ----------------------------
Takehiko Haga                                     Kazuhiro Nishiyama



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

                  MINUTES OF ACTION OF THE BOARD OF DIRECTORS

                                      OF

                          CSI TUBULAR PRODUCTS, INC.

                           A CALIFORNIA CORPORATION

             TAKEN WITHOUT A MEETING BY UNANIMOUS WRITTEN CONSENT

         The actions described in these minutes of action were taken by the board of directors of the above-named corporation by unanimous written consent pursuant to a provision in the corporation's bylaws permitting such action to be taken.

         The directors hereby adopt the following recitals, resolutions, and statements:

 Merger of California Steel Industries, Inc. and CSI Tubular Products, Inc.

        WHEREAS, all of the outstanding shares of capital stock of this corporation are owned by California Steel Industries, Inc., a Delaware corporation ("CSI"); and

        WHEREAS, it is deemed in the best interests of this corporation and its shareholders that this corporation merge into CSI and that CSI assume all of this corporation's liabilities and obligations; it is:

        RESOLVED, that this corporation merge into CSI as of the effective date of January 1, 1994 (the "Effective Date"); and

        RESOLVED FURTHER, that upon the later of: (i) the Effective Date; or
        (ii) the filing of the Certificate of Ownership, the shares of capital stock of this corporation shall be completely cancelled.

           The undersigned, constituting all of the directors of the corporation, hereby adopt these minutes of action effective on and as of December 1, 1993.


                                        /s/ Antonio Andrade
                                       ----------------------------
                                       Antonio Andrade


                                        /s/ Kazuhiro Nishiyama
                                       ----------------------------
                                       Kazuhiro Nishiyama




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